EXHIBIT 10.04

                                     AMENDED

                CONSTRUCTION, OPERATION AND MAINTENANCE AGREEMENT

                                 BY AND BETWEEN

                           CARDINAL OPERATING COMPANY

                                       AND

                         CARDINAL EXTENSION COMPANY, LLC







                                          DATED DECEMBER 19, 1996









                                             TABLE OF CONTENTS

                                                                    Page

1.     Definitions

2.     Relationship of the Parties                                    2

       2.1    Appointment as Operator                                 3

       2.2    Operator's Authority to Execute Contracts               3


3.     Operation of the Combined Facilities                           3

       3.1    Operator's Responsibilities                             3

       3.2    Minimum Pressure                                        6

       3.3    Claims                                                  7

4.     Employees, Consultants and Subcontractors
       4.1    Operator's Employees, Consultants and
               Subcontractors                                         7

       4.2    Use of Affiliated Entities or
                Independent Contractors                               8

       4.3    Standards for Operator and its Employees                8

       4.4    Non-Discrimination and Drugs                            8


5.     Financial and Accounting                                       9

       5.1    Accounting and Compensation                             9

       5.2    Budgets and Reports                                     9

       5.3    Disputed Charges                                        9

       5.4    Rate Reviews                                            10

       5.5    Audit and Examination                                   10


6.     Intellectual Property; License to Operator                     11

7.     Indemnification                                                11

8.     Insurance                                                      13

9.     Term                                                           14

10. Survival of Obligations                                           15

11. Law of the Contract and Arbitration                               15

       11.1       Law of the Contract                                 15

       11.2       Arbitration                                         15


12. Special and Consequential Damages                                 18


13. General                                                           18

       13.1       Effect of Agreement; Amendments                     18

       13.2       Notices                                             18

       13.3       Counterparts                                        19

       13.4       Waiver                                              19

       13.5       Assignability; Successors                           19

       13.6       Third Persons                                       20

       13.7       Laws and Regulatory Bodies                          20

       13.8       Section Numbers; Headings                           20

       13.9       Severability                                        20

       13.10      Further Assurances                                  20

       13.11      Guarantee                                           20

       13.12      Superseded Agreement                                20


Exhibit A - Accounting Procedure





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                               AMENDED

                CONSTRUCTION, OPERATION AND MAINTENANCE AGREEMENT


             This agreement ("CO&M Agreement"), made and entered into as of the 19th day of December, 1996 is by and between Cardinal Operating Company, a Delaware corporation ("Operator"), and Cardinal Extension Company, LLC, a North Carolina limited liability company ("Company").

1.    Definitions.

      The definitions used in the Operating Agreement of the Company, dated December 19, 1996 ("Operating Agreement"), shall, except as otherwise specifically provided below, have the same meanings in this CO&M Agreement.

      1.1 Accounting Procedure. The accounting procedure set forth in Exhibit A.

      1.2 Combined Facilities. The Existing Cardinal Pipeline and the New Facilities.

      1.3 Day. A period of twenty four (24) consecutive hours commencing at 8:00 a.m., Eastern Standard Time.

      1.4       Decision Notice.  See Section 11.2.

      1.5 Liabilities. Actions, claims, settlements, judgments, demands, costs, expenses (including, without limitation, expenses attributable to the defense of any actions or claims), attorneys' fees and liabilities related to the Operation of the Combined Facilities.

      1.6       Meeting.  See Section 11.2.

      1.7 Month. A period of time beginning on the first Day of a calendar month and ending at the same time on the first Day of the next succeeding calendar month.

      1.8 New Facilities. The approximately 67 miles of 24- inch pipeline, four meter stations and related facilities commencing at the terminus of the Existing Cardinal Pipeline southeast of Burlington, North Carolina and continuing in a southeastern direction through Alamance, Orange, Chatham and Wake Counties until it terminates at interconnections with Public Service Company of North Carolina, Inc. and North Carolina Natural Gas Corporation at the Wake County, North Carolina/Johnston County, North Carolina border as generally reflected on the map that is part of

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                Appendix  B to the  Operating  Agreement  and any  additions  or
                improvements  to  the  Existing   Cardinal   Pipeline  built  in
                conjunction with the new 67-mile pipeline.

      1.9 Operate the Combined Facilities. Plan, design, construct, test, maintain, repair, replace, improve, expand and operate the New Facilities and test, maintain, repair, replace, improve, expand and operate the Combined Facilities, including, without limitation, the duties identified in Section 3.1 of this Agreement; provided, however, that the Operator will have no duties with respect to the Existing Cardinal Pipeline until the Effective Time except with respect to any additions or improvements to the Existing Cardinal Pipeline built in conjunction with the New Facilities. Where used in noun form, such term shall be "Operation of the Combined Facilities."

      1.10      Party.  The Company or the Operator.

      1.11 Pre-Completion Period. The period between the Formation Date and the date that the New Facilities are placed into service, which latter date shall be certified in writing by the Operator.

      1.12 Prohibited Conduct. Any action by the Operator that constitutes bad faith, gross negligence or willful misconduct.

      1.13 Required Accounting Practice. The accounting rules and regulations, if any, at the time prescribed by the regulatory bodies under the jurisdiction of which the Company is at the time operating and, to the extent of matters not covered by such rules and regulations, generally accepted accounting principles on a consistent basis as practiced in the United States at the time prevailing for companies engaged in a business similar to that of the Company.

      1.14 Year. Each twelve (12) Month period beginning on the first Day of a calendar year and ending at the beginning of the first Day of the next calendar year, provided that the first year hereunder shall begin on the date hereof, and shall end at the beginning of the first Day of the following calendar year, and further provided that the last contract year shall end at the expiration of the term of this CO&M Agreement pursuant to
                Section 9 hereof.

2. Relationship of the Parties.

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      2.1       Appointment as Operator.  Subject to the terms and conditions of this CO&M Agreement, the Company hereby appoints the Operator to act hereunder, and the Operator hereby accepts such appointment and agrees to act pursuant to the provisions of this CO&M
                Agreement  and  the  applicable   provisions  of  the  Operating
                Agreement.   In  performing   services  pursuant  to  this  CO&M
                Agreement, the Operator shall be an agent of the Company.

      2.2 Operator's Authority to Execute Contracts. Subject to the terms of this CO&M Agreement, contracts in connection with Operation of the Combined Facilities may be negotiated and executed or amended by the Operator as agent for the Company. Copies of all contracts entered into by the Operator on behalf of the Company shall be provided to the Company. All contracts and permits, if any, relating to Company business and executed by the Operator prior to the Formation Date shall be assigned by the Operator to the Company as soon as practicable after the Formation Date.

3. Operation of the Combined Facilities.

      3.1 Operator's Responsibilities. The Operator shall be responsible for the Operation of the Combined Facilities, and thus subject to the provisions of the Operating Agreement the Operator shall:

                3.1.1 Prepare, file, execute and prosecute applications for the Necessary Authorizations required by the Company and make periodic filings required of the Company by Governmental Authorities having jurisdiction, including, without limitation, the preparation, filing, execution and prosecution of the NCUC Application (and any amendments thereto), the Company's tariff, and any rate case filings.

                3.1.2 Provide or cause to be provided the day-to-day operating and maintenance services, administrative liaison and related services to the Company, including, but not limited to, customer support, rates (including rate cases), legal, accounting, electronic bulletin board, engineering, construction, repair, replacement, inspection, operational planning, budgeting, tax and technical services, and insurance and regulatory administration.


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                3.1.3         Prepare   and/or   cause   to  be   prepared   the
                              engineering design and specifications for the New Facilities.

                3.1.4 Negotiate and execute contracts for the purchase of materials, equipment and supplies necessary for the construction of the New Facilities and Operation of the Combined Facilities.

                3.1.5 Prepare, negotiate and execute in the name of the Company rights-of-way, land in fee, permits and contracts, and initiate and prosecute eminent domain proceedings, necessary for construction of the New Facilities and the operation and maintenance of the Combined Facilities, and resist the perfection of any involuntary liens against Company property.

                3.1.6 Construct and install, or cause to be constructed and installed, the New
                              Facilities.

                3.1.7 Maintain accurate and itemized accounting records for the Operation of the Combined Facilities, together with any information reasonably required by the Company relating to such records, consistent with the applicable provisions of
                              Section 12 of the Operating Agreement.

                3.1.8 Prepare the financial reports set forth in Section 12 of the Operating Agreement.

                3.1.9 Cause the Operation of the Combined Facilities to be in accordance with the requirements of all Governmental Authorities having jurisdiction, including, but not limited to, the requirements of the United States Department of Transportation set forth in 49 CFR Parts 192, 193 and 199 and in accordance with sound and prudent natural gas pipeline industry practices, and provide or cause to be provided such appropriate supervisory, audit, administrative, technical and other services as may be required for the Operation of the Combined Facilities.

                3.1.10 Prepare and file all necessary federal and state income tax returns and all other tax returns and filings for the Company (including making the elections set forth

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                              in Section 11.2 of the Operating Agreement).  Each
                              Member shall furnish to the Operator all pertinent information in its possession relating to Company
                              operations   that  is  necessary  to  enable  such
                              returns to be prepared and filed. The Operator shall pay on behalf of the Company such taxes as are required to be paid by the Company.

                3.1.11 On behalf of the Company, maintain and administer bank and investment accounts and arrangements for Company funds, draw checks and other orders for the payment of money, and designate individuals with authority to sign or give instructions with respect to those accounts and arrangements. The Company's funds shall not be commingled with funds belonging to the Operator.

                3.1.12 Negotiate, execute and administer the Service Agreements in accordance with the Company's tariff and applicable regulatory requirements, including, but not limited to, the preparation and collection of all bills to the Customers for services rendered thereunder.

                3.1.13 Receive requests and issue confirmations for service and other gas transportation related information from Customers and potential Customers in accordance with the Company's tariff and any applicable regulatory requirements.

                3.1.14 Dispatch and allocate daily scheduled nominations for natural gas quantities to be received, transported and redelivered by means of the Combined Facilities.

                3.1.15 Utilize electronic flow measurement equipment for volume determinations and natural gas chromatographs, as deemed appropriate by the Operator, for heating value determinations as described in the Company's tariff.

                3.1.16 Except as otherwise provided by applicable laws or governmental regulations or as otherwise directed by the Company, retain all records, books of account, Company tax returns, plans, designs, studies, reports and other documents related to the Operation of the Combined Facilities for

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                              three (3) years from the date of completion of the
                              activity to which such records relate (or such longer period as may be required by law).

                3.1.17 Report to the Company as soon as practicable all non-routine occurrences that the Operator determines may have a significant adverse impact upon the Operation of the Combined Facilities, make any necessary repairs as a result of such occurrences as the Operator deems necessary, and make a follow-up report at an appropriate time on the Operator's response to each non-routine occurrence; provided, however, that the Operator shall obtain the prior approval of the Company prior to performing repairs with an estimated cost of over $100,000 unless the non-routine occurrence is of a nature that immediate repair is required, in which event the Operator may make such repair without such prior approval but shall provide a complete and accurate report to the Company of such repair as soon as practicable thereafter.

                3.1.18 Perform any required major equipment overhaul and replacement; provided, however, that the Operator shall obtain the prior approval of the Company prior to performing such overhaul or replacement with an estimated cost of over $100,000 unless such overhaul or replacement is of a nature that immediate action must be taken, in which event the Operator may perform such overhaul or replacement without such prior approval but shall provide a complete and accurate report to the Company of all such actions as soon as practicable thereafter.

                3.1.19        Perform  such  other  duties  as  are   reasonably
                              necessary or appropriate in the Operator's discretion and enter into such other arrangements as reasonably requested by the Company to discharge the Operator's responsibilities under this CO&M Agreement.

        3.2 Minimum Pressure. Operator agrees to design the New Facilities and to use reasonable efforts to operate the Combined Facilities in such a manner to provide a minimum pressure of 550 psig at the points of delivery on the Existing Cardinal

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                Pipeline near Burlington,  North Carolina and a minimum pressure of 500 psig at the interconnection of the Combined Facilities and the facilities of North Carolina Natural Gas Corporation near the Wake County/Johnston County, North Carolina border. Operator agrees that reasonable efforts shall mean that Operator will not provide firm transportation service in addition to the 270,000 Mcf/d using the Combined Facilities or fail to curtail interruptible transportation service if such action or failure to act will interfere with this pressure commitment.

        3.3 Claims. Any and all claims against the Company instituted by anyone other than the Operator arising out of the Operation of the Combined Facilities that are not covered by insurance in accordance with Section 8 of this CO&M Agreement shall be settled or litigated and defended by the Operator in accordance with its best judgment and discretion except when (a) the amount involved is stated to be (or estimated to be, as the case may be) greater than $100,000, or (b) criminal sanction is sought. The settlement or defense of any claim described in (a) or (b) above shall be decided by the Members pursuant to the Operating Agreement.

4.      Employees, Consultants and Subcontractors.

        4.1 Operator's Employees, Consultants and Subcontractors. The Operator shall employ or retain and have supervision over the Persons (including consultants and professional service or other organizations) required or deemed advisable by the Operator to perform its duties and responsibilities hereunder in an efficient and economically prudent manner. The Operator shall pay all reasonable expenses in connection therewith, including compensation, salaries, wages, overhead and administrative expenses incurred by the Operator, and if applicable, social security taxes, workers' compensation insurance, retirement and insurance benefits and other such expenses. The compensation for the Operator's employees shall be determined by the Operator, provided that the amount and terms of such compensation shall be comparable to those prevailing in the natural gas industry where Operator's employees are located for similar work. Subject to the other provisions of this CO&M Agreement, all authorized expenses pursuant to this Section 4.1 shall be reimbursed to the Operator by the Company as provided in the Accounting Procedure.


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        4.2     Use  of  Affiliated  Entities  or  Independent  Contractors.  In
                addition, the Operator may utilize, as it deems necessary or appropriate, the services of any independent contractors or of its or any Member's affiliated entity; provided, however, that such services of the Operator's or any Member's affiliated entity must be utilized on terms no less favorable to the Company than those prevailing at the time for comparable services of nonaffiliated independent parties.

        4.3 Standards for Operator and its Employees. The Operator shall perform its services and carry out its responsibilities hereunder, and shall require all of its employees and contractors, subcontractors and materialmen furnishing labor, material or services for the Operation of the Combined Facilities to carry out their respective responsibilities in accordance with sound, workmanlike and prudent practices of the natural gas pipeline industry and in compliance with the Company's approved tariff and all relevant laws, statutes, ordinances, safety codes, regulations, rules and authorizations of Governmental Authorities having jurisdiction applicable to the Combined Facilities.

        4.4 Non-Discrimination and Drugs. In performing under this CO&M Agreement, the Operator shall not discriminate against any employee or applicant for employment because of race, creed, color, religion, sex, national origin, age or disability, and will comply with all provisions of Executive Order 11246 of September 24, 1965 and any successor order thereto, to the extent that such provisions are applicable to the Operator or the Company. The Company and the Operator do not condone in any way the use of illegal drugs or controlled substances. Any person known by the Operator to be in possession of any illegal drug or controlled substance will be removed by the Operator and not permitted to work on or with respect to the Combined
                Facilities.  In  addition,  the  Operator  shall  meet  all  the applicable requirements imposed by the Department of Transportation as specified in 49 C.F.R., Parts 40 and 199.
                Furthermore, upon request and to the extent permitted by law, the Operator will furnish the Company copies of the records of employee drug test results required to be kept under the provisions of 49 C.F.R. Part 199. The provisions of this Section
                4.4 shall be applicable to any contractors, consultants and subcontractors retained in connection herewith, and the Operator shall cause the agreements with any contractor, consultant or subcontractor to contain similar language.


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5.      Financial and Accounting.

        5.1     Accounting and Compensation.

                5.1.1 The Operator shall keep a full and complete account of all costs, expenses and expenditures incurred by it in connection with its obligations hereunder in the manner set forth in the Accounting Procedure.

                5.1.2 The Operator shall be reimbursed by the Company at the rate and in the manner set forth in the Accounting Procedure for all costs and expenses of the Operator in connection with the Operation of the Combined Facilities or otherwise to fulfill the Operator's duties under this CO&M Agreement; provided, however, that the Company shall not be required to reimburse the Operator for costs and expenses arising out of Prohibited Conduct or claims for non-payment of any and all contributions, withholding deductions or taxes measured by the wages, salaries or compensation paid to Persons employed by the Operator or any of its affiliated Companies in connection herewith.

        5.2 Budgets and Reports. The Operator shall prepare and deliver to the Company for approval, on a quarterly basis during the Pre-Completion Period and thereafter as directed by the Company, a budget reflecting the estimated costs to be incurred for Operation of the Combined Facilities during the ensuing 12 month period. Such budgets shall be prepared in sufficient detail to satisfy the requirements of any lending institution providing financing for the New Facilities and/or the Combined Facilities. The Operator shall also prepare and deliver to each Member such forecasts, cash flow projections and financial and operating reports with respect to the Company as from time to time may be reasonably requested by the Company, including fiscal year reports for Members who report financial results on a basis other than the calendar year.

        5.3 Disputed Charges. The Company may, within the audit period referred to in Section 5.5 hereof, take written exception to any bill or statement

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                rendered by the Operator for any expenditure or any part thereof
                on  the   ground   that  the  same  was  not   appropriate   for
                reimbursement under the terms of Section 5.1.2 above. The Company shall nevertheless pay in full when due the amount of all statements submitted by the Operator. Such payment shall not be deemed a waiver of the right of the Company to recoup any contested portion of any bill or statement; provided, however, that if the amount as to which such written exception is taken or any part thereof is ultimately determined in accordance with
                Section 11.2 of this CO&M Agreement not to be appropriate for reimbursement under the terms of Section 5.1.2 of this CO&M Agreement, such amount or portion thereof (as the case may be) shall be refunded by the Operator to the Company, together with interest thereon at a rate (which in no event shall be higher than the maximum rate permitted by applicable law) equal to two percent (2%) per annum over the prime rate of Citibank, N.A. (or its successor) from time to time publicly announced and in effect, during the period from the date of payment by the Company to the date of refund by the Operator.

        5.4 Rate Reviews. Subject to Section 7.1.5 of the Operating Agreement the Operator shall review from time to time the rates and fees charged for natural gas transportation services, and subject to the receipt of any required regulatory approvals, revise such rates and fees as the Operator may deem appropriate for the Company, as such rates and fees should in general reflect increased or decreased costs or other changes in the conditions of service.

        5.5     Audit and Examination.  The Company or any Member,  after thirty
                (30) Days' notice in writing to the Operator, shall have the right during normal business hours to audit or examine, at the expense of the Company or the requesting Member as the case may be, all books and records maintained by the Operator, as well as the relevant books of account of the Operator's contractors, relating to the Operation of the Combined Facilities; provided, however, that the total number of full audits


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                commenced  in any Year  pursuant  to this  Section 5.5 shall not exceed two. Such right shall include the right to meet with the Operator's internal and independent auditors to discuss matters relevant to the audit or examination. The Company shall have two Years after the close of a Year in which to make an audit of the Operator's records for such Year; provided, however, that any audits relating to construction costs may be made up to twenty four (24) Months after the in-service date of the New Facilities (not including any Modifications) or after the date that construction of the Modification in question was completed, as certified in writing by the Operator, in the case of a Modification.

6. Intellectual Property; License to Operator. Each Member hereby grants to the Operator an irrevocable, royalty-free, non-exclusive and non-assignable license to use, during the term of this CO&M Agreement, any confidential information provided to the Company or the Operator by said Member and designated as such by said Member. For purposes of this Section 6, confidential information shall include, but shall not be limited to, inventions (whether patented or not) and copyrighted or copyrightable material. As a condition precedent to the effectiveness of such license to use, the Operator hereby expressly agrees that it will utilize such confidential information solely in connection with the performance of its duties hereunder and further expressly agrees that it will be subject to and bound by the provisions set forth in Section 4.7.2 of the Operating Agreement as if it were a Member. Upon termination of this CO&M Agreement or its removal as Operator, such license shall terminate and the Operator shall return all confidential information that has been provided to it, together with all reproductions thereof in the Operator's possession, pursuant to such license to use, to the Member from whom it obtained such confidential information.

7. Indemnification. The Company agrees to indemnify, hold harmless and defend the Operator and its affiliated companies and their respective officers, directors, employees and agents (but not including any Member of the Company, in its capacity as such) from and against, and the indemnified parties shall have no liability to the Company for, any and all Liabilities incurred arising out of or relating to this CO&M Agreement or the Operation of the Combined Facilities, regardless of cause, including Liabilities attributable to the sole, joint or concurrent negligence of the indemnified parties hereunder; provided, however, that the Company shall not be required to indemnify or hold harmless the indemnified parties from or against any Liabilities attributable to the actions or omissions of Operator in maintaining and administering accounts and arrangements as set forth in Section 3.1.11 of this CO&M Agreement;
        provided, further, that the Company shall not be required to indemnify or hold harmless the indemnified parties from or against any Liabilities attributable to Prohibited Conduct or claims for non-payment of any and all contributions, withholding deductions or taxes measured by the wages, salaries or compensation paid to Persons employed by the Operator or any of its affiliates in connection herewith. In the event applicable law limits in any way the extent to which indemnification may be provided to an indemnitee, this Section 7 shall be automatically amended, in keeping with the express intent of the parties hereto, as necessary to render all the remainder of this CO&M Agreement valid and enforceable and to provide that the indemnifications provided herein shall extend and be effective only to the maximum extent permitted by such law. Upon notice therefor, the Company shall advance to the indemnified party the costs of any Liabilities for which indemnification is to be sought hereunder upon the execution by the indemnified party of a written undertaking to repay any costs for which indemnification pursuant to this Section 7 is determined to be improper by mutual agreement or pursuant to the procedures set forth in Section 11.2 of this CO&M Agreement, together with interest thereon at a rate (which in no event shall be higher than the maximum rate permitted by applicable law) equal to two percent (2%) per annum over the prime rate of Citibank, N.A. (or its successor) from time to time publicly announced and in effect, during the period from the date of advancement by the Company to the date of repayment by the indemnified party. With respect to any claim against any indemnified party for which indemnification may be sought hereunder, the Company shall not, without the indemnified party's prior written consent, settle or compromise such claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect of such claim. The Company (a) shall have the right to defend, at its cost and expense, such claim in all appropriate proceedings, and
        (b) shall have full control (including choice of counsel) of such defense and proceedings, including any compromise or settlement thereof (subject to the foregoing provisions of this Section 7), and the indemnified parties shall cooperate in such defense in all reasonable ways. The Company shall not be required to provide indemnification pursuant to this Section 7 to the extent, if any, that the Liabilities in question are not borne or incurred by the indemnified parties because of the availability of insurance proceeds from the insurance required in
        Section 8.2 of this CO&M Agreement to the indemnified parties.

8.      Insurance.

        8.1 During the initial construction of the New Facilities, the Operator shall cause to be carried and maintained, either directly or through the contractor building the New Facilities, with the limits directed by the Company to cover liability for personal injury or death, physical loss and damage to property during construction, with a deductible amount selected by the Operator. The insurance shall name the Operator and the Company as insureds.

        8.2 At all times during the construction of the New Facilities and during the Operation of the Combined Facilities, the Operator shall provide (a) workers' compensation insurance granting full compensation under the worker's compensation law of any state in which operations are conducted, and (b) employer's liability insurance with limits of not less than $2,000,000 per occurrence for all of the Operator's employees engaged in work on the Combined Facilities, and (c) automobile liability insurance for all vehicles owned or used by the Operator, covering injuries to or death of persons and damage to property, with a combined single limit of not less than $2,000,000 per occurrence.

        8.3     If permitted by applicable law, the Operator may self-insure the
                workers'   compensation  and  employer's   liability   insurance
                required above.

        8.4 Operator shall procure and maintain for the benefit of Company and Operator during the Operation of the Combined Facilities, a general liability or excess liability insurance policy with a combined single limit of $10,000,000 per occurrence for bodily injury and property damage, covering blanket contractual liability, broad form property damage, independent contractors, products/completed operations, cross liability and explosion, collapse and underground exposures. Operator and Company shall be named insureds under this policy. The member companies and their respective parent and affiliated companies and Operator's parent and affiliated companies shall be named as additional insureds under this policy, but only for the Operation of the Combined Facilities. This insurance shall be endorsed to provide primary insurance over any other insurance maintained by or on behalf of the Operator or the member companies or their respective parent and affiliated companies, and to waive all rights of subrogation in favor of Operator and the member companies and their respective parent and affiliated companies. Operator will have a certificate of insurance issued evidencing this insurance upon the specific request of the Company or any of its member companies.

        8.5 The costs for premiums, deductibles and retentions for the insurance maintained by the Operator pursuant to this CO&M Agreement shall be reimbursable costs pursuant to Section 5 of this CO&M Agreement. In addition, in the event that the Operator self-insures the workers' compensation and employer's liability insurance required above, the Operator shall be reimbursed as provided in Section 3.09 of the Accounting Procedure.

        8.6 After completion of construction of the New Facilities, the Company shall at all times be responsible for insuring against liability exposures with regard to the Combined Facilities and the operation, maintenance and construction thereof, except as described in Section 8.2 of this CO&M Agreement.

        8.7 The Operator, the Company and the Members hereby waive, and the insurers of any of them shall waive, all rights of recovery against one another, the affiliated companies of each and the insurers of any of them with respect to damage to or loss of property that is a part of the Combined Facilities (collectively referred to as "Damages"). Such waiver of recovery shall be effective regardless of the cause of the Damages, including any Damages attributable to the sole, joint or concurrent negligence of the party causing the Damages, but excluding any Damages attributable to the gross negligence or willful misconduct of the party causing the Damages. All such policies of insurance purchased to cover the Combined Facilities or any part thereof, or the Operation of the Combined Facilities or any part thereof, or any natural gas received, transported or delivered using the Combined Facilities, shall be endorsed properly to effectuate this waiver of recovery. In addition, each Member's general liability insurance (including excess insurance) policies shall be worded to provide a waiver of all subrogation rights in favor of the Operator, the Company and the other Members.

9. Term. This CO&M Agreement shall be effective as of the date hereof and shall continue for the term of the Company as provided in the Company's Articles of Organization; provided, however, that this CO&M

        Agreement shall be terminated earlier upon the first to occur of the following: (a) the Operator or its affiliated company which is a Member ceases to be a Member; or (b) the Operator commits a material default under this CO&M Agreement and such material default continues for a of 120 days after notice thereof by the Company to the Operator (provided, however, that no termination shall occur if the Operator has initiated action to cure such material default but, despite its good faith efforts, it has been unable to complete such cure within such 120 day period).

10. Survival of Obligations. The termination of this CO&M Agreement shall not discharge any Party from any obligation which it owes to any other Party by reason of any transaction, commitment or agreement entered into, or any Liabilities that shall occur or arise (or the circumstances, events or basis of which shall occur or arise) prior to such termination. It is the intent of the Parties that any obligation owed by a Party to the other Party (whether the same shall be known or unknown at the time of termination hereof, or whether the circumstances, events or basis of the same shall be known or unknown at the termination hereof) shall survive the time of termination of this CO&M Agreement.

11. Law of the Contract and Arbitration.

        11.1 Law of the Contract. THIS CO&M AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS CO&M AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

        11.2      Arbitration.

                  11.2.1 In the event that the Parties are unable to agree on any matter relating to this CO&M Agreement, the Company or the Operator may upon notice given to the other call for submission of such matter to arbitration. The Party requesting arbitration shall set forth in such notice in adequate detail the issues to be arbitrated, and within ten (10) Days from the receipt of such notice, the other Party may set forth in adequate detail additional related issues to be arbitrated. Within ten (10) Days after the giving of such latter notice, each Party shall furnish to the other Party a notice ("Decision Notice") setting forth the decision (on a word-for-word basis) that such Party wishes the arbitrator(s) to make with respect to the issues to be arbitrated. Within ten (10) Days after the giving of the latter of the two Decision Notices, the Parties shall attend a meeting ("Meeting") at a mutually acceptable time and place to discuss fully the content of such Decision Notices and based thereon determine whether either or both wish to modify their Decision Notices in any way. Any such modifications shall be discussed with each other, so that when each Party finalizes its Decision Notice, it shall do so with full knowledge of the content of the other Party's final Decision Notice. The finalization of such Decision Notices and the delivery of same by each Party to the other shall occur at the Meeting unless by mutual agreement they agree to have one or more additional Meetings for such purposes. If arbitration is invoked by either Party, the decision of the arbitrators shall be final and binding upon all Parties, and neither Party shall seek to have the applicable issues litigated rather than arbitrated (except as may be otherwise required by law).

                  11.2.2        It is the intent of the Parties that, to
                                the extent practicable, such binding
                                arbitration shall be conducted by a
                                person knowledgeable and experienced in
                                the type of matter that is the subject of
                                the dispute.  In the event the Parties
                                are unable to agree upon such person
                                within ten Days after the last Meeting
                                held pursuant to Section 12.2.1 above,
                                then each Party shall select a person
                                that it believes has the qualifications
                                set forth above as its designated
                                arbitrator (which selection shall be
                                accomplished by notifying the other Party
                                of the identity of such person), and such
                                arbitrators so designated shall mutually
                                agree upon a similarly qualified third
                                person to complete the arbitration panel;
                                provided, however, that if one of the
                                Parties fails to select its designated
                                arbitrator as specified herein within ten
                                (10) Days of receiving notice from the
                                other Party that such other Party has
                                selected its designated arbitrator then
                                the arbitration provided for herein shall be conducted by the one arbitrator so designated. In the event that the persons selected by the Parties are unable to agree on a third member of the panel within ten (10) Days after the selection of the latter of the two arbitrators, such person shall be designated by the American Arbitration Association. Upon final selection of the entire panel, such panel shall, as expeditiously as possible (and if possible, within ninety (90) Days after the selection of the last arbitrator), render a decision on the matter submitted for arbitration. Such panel shall be required to adopt either the decision set forth in the Operator's final Decision Notice or the decision set forth in the Company's final Decision Notice and shall have no power whatsoever to reach any other result. Such panel shall adopt the decision that in its judgement is the more fair, equitable and in conformity with this CO&M Agreement. The arbitration shall be conducted in North Carolina in accordance with the commercial arbitration rules of the American Arbitration Association.

                  11.2.3 Upon the determination of any such dispute, the arbitrators shall bill the costs attributable to such binding arbitration to the losing Party; provided, however, that the arbitrators shall be empowered to apportion such costs between the Parties if they deem it appropriate.

                  11.2.4 It is the intent of the Parties that, once arbitration is invoked by either Party pursuant to the provisions of this
                                Section 11, the matters set for
                                arbitration shall be decided as set forth herein, and they shall not seek to have this Section 11 rendered unenforceable or to have such matter decided in any other way; provided, however, that nothing herein shall prevent the Parties from negotiating a settlement of any issue at any time.

                  11.2.5        Without limiting any of the foregoing,
                                for purposes of this CO&M Agreement an
                                independent determination of whether an action or failure to act constitutes Prohibited Conduct shall be made by arbitration pursuant to this
                                Section 11, without regard to the findings of any court or administrative body or the settlement or compromise of any claim (other than a settlement of the type referred to in
                                Section 11.2.4 above).

12.     Special  and  Consequential  Damages.  The  indemnification  provided in
        Section 7 of this CO&M Agreement shall include without limitation claims made by any Person for special, indirect, consequential or punitive damages; otherwise, neither Party shall have any liability hereunder to the other Party for any special, indirect, consequential or punitive damages.

13.     General.

        13.1 Effect of Agreement; Amendments. This CO&M Agreement, together with the Operating Agreement, reflects the whole and entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof. This CO&M Agreement can be amended, restated or supplemented only by the written agreement of the Operator and the Company.

        13.2 Notices. Unless otherwise specifically provided in this CO&M Agreement, any notice or other communication shall be in writing and may be sent by (a) personal delivery (including delivery by a courier service), (b) telecopy to the following telecopy numbers (until changed in accordance with this Section 13.2) or (c) registered or certified mail, postage prepaid, addressed as set forth below (or at such other address as may be designated in accordance with this Section 13.2):

                  13.2.1        If to the Operator:
                                Cardinal Operating Company
                                P.O. Box 1396
                                Houston, Texas  77251-1396
                                (2800 Post Oak Blvd.  77056)
                                Attention:
                                Vice President Operations & Engineering
                                Telecopy number: (713) 215-4269

                  13.2.2      If to the Company, to each of the
                              Members as set forth in the Operator Agreement.

                  Notices shall be deemed given upon receipt, and a notice to the Company shall be deemed given when received by the last Member to receive same. Any Party may change its address or telecopy number for notices hereunder by providing notice of any such change to each of the other Parties.

        13.3 Counterparts. This CO&M Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        13.4 Waiver. No waiver by either Party of any default by the other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other Party from, performance of any other provision, condition or requirement herein, nor shall such waiver be deemed to be a waiver of, or in any manner a release of, the other Party from future performance of the same provision, condition or requirement. Any delay or omission of either Party to exercise any right hereunder shall not impair the exercise of any such right, or any like right, accruing to it thereafter.

        13.5 Assignability; Successors. This CO&M Agreement may not be assigned by either Party without the written consent of the other Party; provided, however, that such consent shall not be withheld unreasonably; provided, further, that this CO&M Agreement may be pledged by the Company without the consent of the Operator in connection with any Financing Commitment. This CO&M Agreement and all of the obligations and rights herein established shall extend to and be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the respective Parties hereto. Unless otherwise agreed, any assignment of this CO&M Agreement shall not relieve the assigning Party of any of its obligations hereunder.

        13.6 Third Persons. Except as expressly provided in this CO&M Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person not a Party hereto any rights, remedies or obligations under or by reason of this CO&M Agreement.

        13.7 Laws and Regulatory Bodies. This CO&M Agreement and the obligations of the Parties hereunder are subject to all applicable laws, rules, orders and regulations of Governmental Authorities having jurisdiction, and to the extent of conflict, such laws, rules, orders and regulations of governmental authorities having jurisdiction shall control.

        13.8 Section Numbers; Headings. Unless otherwise indicated, references to Section numbers are to Sections of this CO&M Agreement. Headings and captions are for reference purposes only and shall not affect the meaning or interpretation of this CO&M Agreement.

        13.9 Severability. Any provision of this CO&M Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.

        13.10 Further Assurances. Each Party agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary more fully to effectuate the terms and provisions of this CO&M Agreement.

        13.11 Guarantee. By its execution of this CO&M Agreement as a Member of the Company, the Member (in its individual capacity) that is an affiliate of the Operator also hereby guarantees the performance by the Operator of all the Operator's obligations and liabilities under this CO&M Agreement.

        13.12     Superseded Agreement.  This Construction,
                  Operation and Maintenance Agreement supersedes and cancels as December 19, 1996 the Construction, Operation and Maintenance Agreement dated December 6, 1995 between Operator and Company.

           IN WITNESS WHEREOF, the Parties have caused this CO&M Agreement to be executed by their duly authorized representatives as of the date first above written.

OPERATOR:

CARDINAL OPERATING COMPANY


By:   /s/ Frank J. Ferazzi
      FRANK J. FERAZZI
      Vice President



COMPANY:

Cardinal Extension Company, LLC
By each of its Members:


TRANSCARDINAL COMPANY                              PIEDMONT INTRASTATE
                                                      PIPELINE COMPANY

By: /s/ Frank J. Ferrazzi                          By:  /s/ Thomas E. Skains
    FRANK J. FERAZZI                                    THOMAS E. SKAINS
    Vice President                                      Vice President



PSNC CARDINAL PIPELINE                             NCNG ENERGY CORPORATION
    COMPANY


By: /s/ Franklin H. Yoho                           By:  /s/ Terrence D. Davis
    FRANKLIN H. YOHO                                    TERRENCE D. DAVIS
    Vice President                                      Vice President

                                    EXHIBIT A

                                       TO

                CONSTRUCTION, OPERATION AND MAINTENANCE AGREEMENT

                              ACCOUNTING PROCEDURE

                                    ARTICLE I

                               General Provisions


      1.01 Statements and Billings. The Operator shall bill the Company on the first Day of each Month or as soon as possible thereafter for the estimated costs and expenses for the Month, including any adjustment that may be necessary to correct prior estimated billings to actual costs. If requested by the Company, the Operator will promptly provide reasonably sufficient support for the estimated costs and expenses to be incurred for the Month. Actual bills will be summarized by appropriate classifications indicative of the nature thereof and will be accompanied by such detail and supporting documentation as the Company may reasonably request.

      1.02 Payment by Company. The Company shall pay all bills presented by the Operator as provided in this CO&M Agreement on or before the fifteenth (15th) Day after the bill is received. If payment is not made within such time, the unpaid balance shall bear interest until paid at a rate (which shall in no event be higher than the maximum rate permitted by applicable law) equal to two percent (2%) per annum over the prime rate of Citibank, N.A. (or its successor) from time to time publicly announced and in effect. Payment by or on behalf of the Company shall not be deemed a waiver of the right to recoup any amount in question.

      1.03 Financial Records. The Operator shall maintain accurate books and records in accordance with Required Accounting Practice covering all of the Operator's actions under this CO&M Agreement.

      1.04 Purchase of Materials. It is contemplated that all material, equipment and supplies will be owned by the Company and purchased or furnished for its account. So far as is reasonably practical and consistent with efficient, safe and economical operation as determined by the Operator, only such material shall be obtained for the Combined Facilities as may be required for immediate use, and the accumulation of surplus stock shall be avoided. To the extent reasonably possible, the Operator shall take advantage of discounts available by early payments and pass such benefits on to the Company.

      1.05 Interest-Bearing Account. To the extent practicable, the funds of the Company will be held in one or more interest-bearing accounts.

                                   ARTICLE II

                                  Capital Items

      To the extent the Operator or any of its affiliated companies owns real and/or personal property necessary or desirable for the Operation of the Combined Facilities that (a) under Required Accounting Practice, might be capitalized, and (b) the Operator or such affiliate in its sole discretion is willing to transfer for consideration to the Company, the Operator or such affiliate may, if approved by the Company, so transfer such property to the Company. In the event of such a transfer, the Operator may charge the Company the net book value thereof (as reflected on the books of the Operator or such affiliate on the date of transfer).

      The cost of natural gas utilized for installation, purging, testing and line pack of the Combined Facilities shall be a capital item. Any major modification to information systems requiring information processing and/or programming services shall be a capital item.

                                   ARTICLE III

                               Costs and Expenses

      Subject to the limitations hereafter prescribed and the provisions of this CO&M Agreement, the Operator shall charge the Company for all costs and expenses provided for in Section 5.1.2 of this CO&M Agreement, including, but not limited to, the following items:

      3.01 Rentals. All rentals paid by the Operator.

      3.02 Labor Costs. All applicable personnel generating the following labor costs shall keep time sheets so that the portion of their salaries and wages chargeable under this CO&M Agreement may be supported and calculated, and only such proportionate part of such labor costs shall be charged pursuant to this
Section 3.02:

                   (a) Salaries and wages of employees of the Operator and its affiliated companies engaged in connection with the construction, operation, maintenance and administration of the Combined Facilities and, in addition, amounts paid as salaries and wages of others temporarily employed in connection therewith. Such salaries and wages shall be loaded to include the Operator's actual costs of bonuses, holiday, vacation, sickness and jury service benefits and other customary allowances for time not worked paid to persons whose salaries and wages are chargeable under this Section 3.02(a). Direct labor charges may be billed from the following areas: Operations, Engineering, Customer Services, Legal-Assigned, Accounting, Tax, Rates and Planning.

                   (b) Expenditures or contributions made pursuant to assessments imposed by Governmental Authority that are applicable to salaries, wages and costs chargeable under Section 3.02(a) above, including, but not limited to, FICA taxes and federal and state unemployment taxes.

                   (c) The costs of plans incurred by or on behalf of the Operator for workers' compensation, employers' group life insurance, hospitalization, disability, pension, retirement, savings and other benefit plans, that are applicable to salaries and wages chargeable under Section 3.02(a) above. Such costs shall be charged on the basis of a percentage assessment on the amount of salaries and wages chargeable under Section 3.02(a) above.

                   (d) Overhead costs incurred to design and install information processing and programming services during the construction period. The total charges to the Company for these services will not exceed $50,000.

      3.03 Reimbursable Expenses of Employees. Reasonable personal expenses of employees whose salaries and wages are chargeable under Section 3.02(a) above. As used herein, the term "personal expenses" shall mean out-of-pocket expenditures incurred by employees in the performance of their duties and for which such employees are reimbursed. The Operator shall maintain documentation for such expenses in accordance with the standards of the Internal Revenue Service.

      3.04 Material, Equipment and Supplies. Material, equipment and supplies purchased or furnished from the warehouse or other properties of the Operator's affiliated companies, priced at cost plus the affiliate's appropriate purchasing and stores overhead ordinarily in use by the affiliate.

      3.05 Transportation. Transportation of employees, equipment and material and supplies necessary for the Operation of the Combined Facilities.

      3.06 Services. The cost of contract services and utilities procured from outside sources.

      3.07 Legal Expenses and Claims. All costs and expenses of handling, investigating and settling litigation or claims arising by reason of the Operation of the Combined Facilities or necessary to protect or recover any Combined Facilities or property, including, but not limited to, attorney's fees, court costs, costs of investigation or procuring evidence and any judgments paid or amounts paid in settlement or satisfaction of any such litigation or claims. All judgments received or amounts received in settlement of litigation with respect to any claim asserted on behalf of the Company shall be for the benefit of and shall be remitted to the Company.

      3.08 Taxes. All taxes (except those measured by income) of every kind and nature assessed or levied upon or incurred in connection with the Operation of the Combined Facilities or on the Combined Facilities or other property of the Company and which taxes have been paid by the Operator for the benefit of the Company, including charges for late payment arising from extensions of the time for filing that are caused by the Company, or that result from the Operator's good faith efforts to contest the amount or application of any tax.

      3.09 Insurance. Net of any returns, refunds or dividends, all premiums, deductibles and retentions paid and expenses incurred for insurance required to be carried under this CO&M Agreement. In the event that the Operator self-insures the workers' compensation and employer's liability insurance as provided in Section 8 of this CO&M Agreement, the Operator shall be reimbursed only for the amount equivalent to the standard premium(s) which would have been paid had such insurance been acquired, and the Operator shall not be reimbursed for the costs associated with any claims paid by the Operator as an insurer under such self-insurance.

      3.10 Permits, Licenses and Bond. Cost of permits, licenses and bond premiums necessary in the performance of the Operator's duties.

      3.11 General Overhead. All other administrative and general expenditures, including salaries and wages, bonuses, related benefits and expenses of personnel of the Operator and/or the Operator's Affiliates (excluding the personnel referred to in Sections 3.02 of this Article III) who render services for the benefit of the Operator (in the performance of its obligations hereunder) or the Company, including but not limited to, administrative, public relations, personnel, purchasing, legal and treasury, shall be charged as follows:
                   Pre-Completion Period: two percent (2%) of direct labor costs
                   Thereafter: five percent (5%) of direct labor costs

              PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED, a corporation duly organized and existing under the laws of the State of North Carolina (herein referred to as the "Company," which term includes any successor corporation under the Indenture referred to hereinafter), for value received, hereby promises to pay to ___________________________________, or registered assigns, the principal sum of _____________________________ Dollars on January 15, 2026, and to pay interest thereon from January 16, 1996 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 1996, and when the principal hereof shall have become due and payable, whether at maturity, upon call for redemption, by declaration of acceleration or otherwise ("Maturity"), at the rate of 6.99% per annum until the principal hereof shall have become so due and payable, and on any overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Securities of this series is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities of the same series) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day 15 days preceding an Interest Payment Date; provided further, however, that (i) if this Debenture is authenticated after a Regular Record Date and before the Interest Payment Date therefor, such interest installment shall be paid on the next succeeding Interest Payment Date to the registered holder thereof on the Regular Record Date therefor and (ii) interest payable at Maturity shall be paid to the Person to whom principal is paid. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such Regular Record Date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Securities of the same series) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. If at any time this Debenture is not in global form, the principal of and premium, if any, and interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on this Debenture may be made at the option of the Company (i) by check mailed to the registered holder hereof at such address as shall appear in the Security Register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the Security Register.

              This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

              The provisions of this Debenture are contained on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.
              IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

Dated:__________________

                     PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED


                                By:_____________________________

                                    Its:
Attest:

-------------------------------
     Secretary



                     [FORM OF CERTIFICATE OF AUTHENTICATION]
                          CERTIFICATE OF AUTHENTICATION

              This is one of the Securities of the series described in the within-mentioned Indenture.


                  First Union National Bank of North Carolina,
                                                 as Trustee


                           By:______________________________
                              Authorized Signatory


                         [FORM OF REVERSE OF DEBENTURE]

              This 6.99% Senior Debenture Due 2026 (herein sometimes referred to as this "Debenture") is one of a duly authorized series of Securities of the Company, specified in the Indenture (as defined below), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of January 1, 1996 duly executed and delivered between the Company and First Union National Bank of North Carolina, as trustee (herein referred to as the "Trustee"), as amended and supplemented by the First Supplemental Indenture dated as of January 1, 1996 between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities of this series. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. The Securities of this series are limited in aggregate principal amount as specified in said Supplemental Indenture.

              If an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the principal of all of such Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

              The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

              The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of Securities; provided, however, that no such supplemental indenture shall, among other things, (i) change the Stated Maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate of interest thereon, or reduce any premium payable upon the redemption thereof or the amount of any installment of interest thereon, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage in principal amount of Securities that is required to consent to any such supplemental indenture, without the consent of the holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of all series at the time outstanding affected thereby, on behalf of the holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except (x) a default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series, or (y) a default in respect of any other covenant or provision that cannot be modified without the consent of the holder of each Security of such series adversely affected thereby, in each case which default may be waived by the unanimous consent of the holders affected. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Security of the same series issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

              No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

              As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the Corporate Trust Office of the Trustee (or, if at any time this Debenture is not in global form, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York), accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Securities of the same series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

              Prior to due presentment for registration of this Debenture, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to the provisions of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

              No recourse shall be had for the payment of the principal of or the premium, if any, or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

              The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the holder surrendering the same.

              All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                              [Form of Assignment]

              For value  received,  the  undersigned  hereby sells,  assigns and transfers unto __________________ the within Debenture, and all rights thereunder, and hereby irrevocably constitutes and appoints ___________, attorney to transfer the said Debenture on the Security Register, with full power of substitution in the premises.

Dated:                                  __________________________
                                           Signature of Assignor


Social Security Number
or Tax Identification
Number of Transferee:                   ____________________________


Signature guaranteed by
bank, trust company or
member of New York
Stock Exchange:                         _____________________________


        NOTICE: Signature must be guaranteed by an institution which is a participant in the securities transfer agent medallion stamp program
                          ("STAMP") or similar program.


Signature Guaranteed:


----------------------------
NOTICE:  Signature must be
guaranteed by an institution
which is a participant in the
securities transfer agent medallion
stamp program ("STAMP") or similar
program.



                                  ARTICLE THREE

                                  Other Matters

              SECTION 3.01. (a) The Company designates the Trustee as Paying Agent and Registrar with respect to the Debentures, and designates the Corporate Trust Office of the Trustee as an office at which (i) the principal of and premium, if any, and interest on the Debentures shall be payable, (ii) registration of transfers and exchanges of the Debentures may be effected and
(iii) notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served.

              (b) The Company reserves the right to change, by one or more supplemental indentures, any such designation made pursuant to this Section 3.01.
              .

              SECTION 3.02. The proper officers of the Company may execute, with the Paying Agent and any Authenticating Agent for the Debentures, one or more letters of representations and other customary documentation to the Depository and any supplements or amendments thereto necessary or desirable to make the Debentures eligible for deposit at the Depository; provided, however, that the Company reserves the right to terminate any such letter of representations or other agreement by one or more Officer's Certificates; provided further, however, that the Company reserves the right to enter into similar agreements with any other Depository with respect to the Debentures by one or more Officer's Certificates.

              SECTION  3.03.   Subject  to  the   provisions  of  the  Indenture
(including, without limitation, Section 4.6 thereof), the provisions of Sections
4.4 and 4.5 of the Indenture shall be applicable to the Debentures.

              SECTION 3.04. The Debentures shall not be subject to redemption prior to final maturity.

                                  ARTICLE FOUR

                            Miscellaneous Provisions


              SECTION 4.01. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

              SECTION 4.02. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

              SECTION 4.03. This  Supplemental  Indenture may be executed in any
number  of  counterparts,   each  of  which  shall  be  an  original;  but  such
counterparts shall together constitute but one and the same instrument.

              IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                            PUBLIC SERVICE COMPANY OF NORTH CAROLINA,
                            INCORPORATED
[Seal]

                            By:/s/ Charles E. Zeigler, Jr.
Attest:


/s/ J. Paul Douglas
Secretary

                            FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Trustee

[Seal]

                              By:/s/ Karen Atkinson
Attest:                                                   Title:


------------------------------
Title:

              This Debenture is in global form within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. Unless and until it is exchanged in whole or in part for Securities in certificated form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

              Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED

                         6.99% Senior Debenture Due 2026

No.
1
CUSIP No. 744516AA3

              PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED, a corporation duly organized and existing under the laws of the State of North Carolina (herein referred to as the "Company," which term includes any successor corporation under the Indenture referred to hereinafter), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Fifty Million Dollars on January 15, 2026, and to pay interest thereon from January 16, 1996 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 1996, and when the principal hereof shall have become due and payable, whether at maturity, upon call for redemption, by declaration of acceleration or otherwise ("Maturity"), at the rate of 6.99% per annum until the principal hereof shall have become so due and payable, and on any overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Securities of this series is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities of the same series) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day 15 days preceding an Interest Payment Date; provided further, however, that (i) if this Debenture is authenticated after a Regular Record Date and before the Interest Payment Date therefor, such interest installment shall be paid on the next succeeding Interest Payment Date to the registered holder thereof on the Regular Record Date therefor and (ii) interest payable at Maturity shall be paid to the Person to whom principal is paid. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such Regular Record Date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Securities of the same series) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. If at any time this Debenture is not in global form, the principal of and premium, if any, and interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on this Debenture may be made at the option of the Company (i) by check mailed to the registered holder hereof at such address as shall appear in the Security Register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the Security Register.

              This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

              The provisions of this Debenture are contained on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.
              IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

Dated: January 16, 1996

                        PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED


                        By:/s/ Charles E. Zeigler
                        Its: Chairman, President and CEO
Attest:

/s/ J. Paul Douglas
     Secretary



                                        CERTIFICATE OF AUTHENTICATION

              This is one of the Securities of the series described in the within-mentioned Indenture.

                                 First Union National Bank of North Carolina,
                                                 as Trustee


                                          By:/s/ Karen Atkinson
                                         Authorized Signatory

              This 6.99% Senior Debenture Due 2026 (herein sometimes referred to as this "Debenture") is one of a duly authorized series of Securities of the Company, specified in the Indenture (as defined below), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of January 1, 1996 duly executed and delivered between the Company and First Union National Bank of North Carolina, as trustee (herein referred to as the "Trustee"), as amended and supplemented by the First Supplemental Indenture dated as of January 1, 1996 between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities of this series. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. The Securities of this series are limited in aggregate principal amount as specified in said Supplemental Indenture.

              If an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the principal of all of such Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

              The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

              The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of Securities; provided, however, that no such supplemental indenture shall, among other things, (i) change the Stated Maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate of interest thereon, or reduce any premium payable upon the redemption thereof or the amount of any installment of interest thereon, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage in principal amount of Securities that is required to consent to any such supplemental indenture, without the consent of the holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of all series at the time outstanding affected thereby, on behalf of the holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except (x) a default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series, or (y) a default in respect of any other covenant or provision that cannot be modified without the consent of the holder of each Security of such series adversely affected thereby, in each case which default may be waived by the unanimous consent of the holders affected. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Security of the same series issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

              No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

              As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the Corporate Trust Office of the Trustee (or, if at any time this Debenture is not in global form, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York), accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Securities of the same series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

              Prior to due presentment for registration of this Debenture, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to the provisions of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

              No recourse shall be had for the payment of the principal of or the premium, if any, or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

              The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the holder surrendering the same.

              All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                              [Form of Assignment]

              For value  received,  the  undersigned  hereby sells,  assigns and transfers unto __________________ the within Debenture, and all rights thereunder, and hereby irrevocably constitutes and appoints ___________, attorney to transfer the said Debenture on the Security Register, with full power of substitution in the premises.

Dated:                                   __________________________
                                             Signature of Assignor


Social Security Number
or Tax Identification
Number of Transferee:                   ____________________________


Signature guaranteed by
bank, trust company or
member of New York
Stock Exchange:                         _____________________________


        NOTICE: Signature must be guaranteed by an institution which is a participant in the securities transfer agent medallion stamp program
                          ("STAMP") or similar program.


Signature Guaranteed:


----------------------------
NOTICE:  Signature must be
guaranteed by an institution
which is a participant in the
securities transfer agent medallion
stamp program ("STAMP") or similar
program.